UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):


                                December 20, 2002


                           MONMOUTH COMMUNITY BANCORP
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               (Exact name of registrant as specified in charter)


           New Jersey                     0-27428                22-3757709
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(State or other jurisdiction of        (Commission          (IRS Employer
          incorporation)                File Number)         Identification No.)


627 Second Avenue, Long Branch, New Jersey                               07740
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(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (732) 571-1300


                                 Not Applicable
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        . (Former name or former address, if changed since last report)

Item 5. Other Events
        ------------

     On December 20, 2002, Solomon Dwek resigned as a member of the Board of Directors of Monmouth Community Bancorp due to a desire to devote more time to other professional obligations outside of Monmouth Community Bancorp. Monmouth Community Bancorp has not elected at this time to fill the vacancy on the Board of Directors resulting from Mr. Dwek's resignation.

     Monmouth Community Bancorp is the holding company and sole shareholder of Monmouth Community Bank, N.A., a nationally chartered commercial bank, which commenced operations in the second half of 1998. Monmouth Community Bank provides a full range of banking services to both individual and business customers through five, full-service branch facilities located in Monmouth County, New Jersey. A sixth branch is scheduled to open in early 2003.

     Certain information included in this report may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are the effect of governmental regulation on Monmouth Community Bank, the availability of working capital, the cost of personnel, and the competitive market in which Monmouth Community Bank competes.



                                    * * * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MONMOUTH COMMUNITY BANCORP
                                            ------------------------------------
                                                    (Registrant)



                                            By:  /s/ James S. Vaccaro
                                            ------------------------------------
                                            James S. Vaccaro
                                            Chairman and Chief Executive Officer


Date:  December 23, 2002







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